UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2012

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-34364	26-4273474
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices) (Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 18, 2012, the Board of Trustees of Government Properties Income Trust, or the Company, adopted amended and restated bylaws of the Company, or the New Bylaws, effective that same day.  The New Bylaws amend and restate the Company’s bylaws in effect immediately prior to the adoption of the New Bylaws, or the Old Bylaws, in their entirety.

The New Bylaws, among other things:

•                  add a new provision providing shareholders with the ability to recommend to the Nominating and Governance Committee of the Board of Trustees an individual as a nominee for election to the Board of Trustees by written notice to the Chair of the Nominating and Governance Committee and the Secretary of the Company, which notice should contain or be accompanied by the information and documents with respect to such recommended nominee and shareholder that the shareholder believes to be relevant or helpful to the Nominating and Governance Committee’s deliberations.  The amended and restated bylaws provide that in considering such a recommendation, the Nominating and Governance Committee may request additional information concerning the recommended nominee or the shareholder making the recommendation and that the Nominating and Governance Committee will consider any such recommendation in its discretion;

•                  revise the advance notice provisions for shareholder nominations of an individual to the Company’s Board of Trustees or other proposal of business to, among other things:

•                  require that the one or more shareholders seeking to make a nomination to have held individually or in the aggregate at least three percent of the Company’s shares for a period of at least three years; under the Old Bylaws, a shareholder seeking to nominate an individual to the Company’s Board of Trustees was required to have held at least $2,000 in market value or 1% of the Company’s shares for a period of at least one year;

•                  increase the time period for which information must be provided from a period of the previous 12 months to a period of the previous 36 months and to require the shareholder to provide certain certifications, information and documents for the shareholder, a proposed nominee and persons associated with such shareholder and/or such proposed nominee;

•                  revise the determination of the deadline for a shareholder to submit a nomination or other proposal to provide that if the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder would have to be delivered not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (i) notice of the date of the annual meeting is mailed or otherwise made available or (ii) public announcement of the date of the annual meeting is first made by the Trust; under the Old Bylaws, rather than referring to the date of the preceding year’s annual meeting as a measurement date, the Old Bylaws referred to the date of the proxy statement for preceding year’s annual meeting, and an alternative deadline for shareholder nominations and proposals would have been triggered under the Old Bylaws only if the date of the proxy statement was more than 30 days earlier than the anniversary of the preceding year’s proxy statement;

•                  require additional information be provided, including information regarding: (i) derivative transactions by such persons related to the Company’s shares, (ii) certain relationships, including related person transactions, (iii) rights to dividends on Company shares, (iv) expanded information on share ownership, transactions in shares and intent of acquisition, and (v) information on additional shareholders who support a proposed nominee; and

•                  require that if a shareholder submits a proposal or nomination that could not be considered or implemented without an obligation to make or obtain a filing with or otherwise notifying or obtaining the consent, approval or other action of any federal, state, municipal or other governmental or regulatory body by the Company, the shareholder, the proposed nominee or associated persons or if a shareholder’s ownership of shares in the Company or the solicitation or exercise of proxies by a shareholder, proposed nominee or associated persons would require any such governmental action, then the proponent shareholder must, at the time of submission of the proposal or nomination to the Company, submit evidence that any such governmental action was obtained or, if the governmental action was not obtainable by such time, a detailed plan, satisfactory to the Board of Trustees in its discretion, for obtaining the governmental action;

•                  require a shareholder who has, through ownership of shares in the Company or actions taken by the shareholder affecting the Company, triggered the application of a requirement of any federal, state, municipal or other governmental or regulatory body on the Company, to take all actions necessary and cooperate with the Company to ensure that such requirement is satisfied without limiting the business of the Company, and if such shareholder fails or is unable to satisfy such requirement, requiring the shareholder to divest a sufficient number of shares to cause such requirement to cease to apply to the Company; if the shareholder does not so divest if required to do so, providing that the Company may deem shares of the Company beneficially owned by such shareholder in excess of the level triggering the regulatory requirement to be in violation of the declaration of the trust of the Company and be subject to the provisions of the declaration of trust, including, but not limited to, transfer of such shares to a charitable trust;

•                  revise the definition of “Managing Trustee” to add that an Independent Trustee could not be a Managing Trustee;

•                  add a provision, consistent with the Company’s declaration of trust, regarding the standards for removal of Trustees by the shareholders or by the Trustees, which provide that a Trustee may be removed at any time (a) solely with cause, at a meeting of the shareholders properly called for that purpose, by the affirmative vote of the holders of not less than 75% of the shares then outstanding and entitled to vote in the election of such Trustee or (b) with or without cause by the affirmative vote of not less than 75% of the remaining Trustees;

•                  add a provision expressly permitting Trustees, officers and others to rely on information provided or prepared by officers, employees, the Company’s manager, accountants and other experts;

•                  add a provision requiring committees of the Board of Trustees to keep minutes and subjecting their actions to revision by the full Board of Trustees;

•                  change the procedures for selecting arbitrators in a multi party arbitration of disputes.  Under those procedures, all claimants, on the one hand, and all respondents, on the other hand, shall each select one arbitrator; if either all claimants or all respondents fail to timely select an arbitrator, then such arbitrator shall be appointed by the parties who appointed the first arbitrator.  Under the Old Bylaws, the American Arbitration Association would have appointed that second arbitrator under those circumstances;

•                  add a provision, consistent with the Company’s declaration of trust, requiring a shareholder to indemnify the Company from and against costs, expenses, penalties, fines or other amounts, including reasonable attorneys’ fees, arising from such shareholder’s breach of or failure to fully comply with any covenant, condition or provision of the declaration of trust of the Company or the New Bylaws or any action against the Company in which such shareholder is not the prevailing party, and requiring that such shareholder pay amounts owed on demand, together with interest; and

•                  change the voting standard for matters other than an election of a Trustee to require the affirmative vote of 75% of the votes untitled to be cast in order to approve a matter not previously approved by the Trustees; the provision in the Old Bylaws required 75% of all the shares entitled to vote at the meeting in order to approve the matter if the matter was not previously approved by at least 60% of the Trustees, including 60% of the Independent Trustees.

The New Bylaws also include certain other conforming changes.

The foregoing description of the New Bylaws is not complete and is subject to and qualified in its entirety by reference to the New Bylaws, a copy of which is attached as Exhibit 3.1, and which New Bylaws are incorporated herein by reference.  In addition, a marked copy of the New Bylaws indicating changes made to the Old Bylaws is attached as Exhibit 3.2.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws of Government Properties Income Trust adopted January 18, 2012

3.2	Amended and Restated Bylaws of Government Properties Income Trust adopted January 18, 2012 (marked copy)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Treasurer and Chief Financial Officer

Dated: January 24, 2012

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws of Government Properties Income Trust adopted January 18, 2012

3.2	Amended and Restated Bylaws of Government Properties Income Trust adopted January 18, 2012 (marked copy)